                                                                    EXHIBIT 3.0

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                       UNITED STATES FILTER CORPORATION

  UNITED STATES FILTER CORPORATION (incorporated on November 12, 1987 as Novan Energy, Inc.), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, desiring to give notice of corporate action effectuating the restatement of its Articles of Incorporation, sets forth the following facts:

                                   ARTICLE I
                              Name of Corporation

  The name of this corporation is:

                       UNITED STATES FILTER CORPORATION

                                  ARTICLE II
                                  Definitions

  A. "Affiliate" and "Associate" have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on January 1, 1987.

  B. "Beneficially Owns" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on January 1, 1987.

  C. "Continuing Director" means as to any Related Person, any member of the Board of Directors of the Corporation (the "Board") who (i) is unaffiliated with and is not the Related Person and (ii) became a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

  D. "Disinterested Shares" means, as to any Related Person, shares of Voting Stock held by shareholders other than such Related Person.

  E. "Related Person" means and includes any individual, corporation, partnership or other person or entity, or any group of two or more of the foregoing that have agreed to act together, which, together with its Affiliates and Associates, Beneficially Owns, in the aggregate, five percent (5%) (the "Threshold Percentage") or more of the outstanding Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person, entity or group; provided, however, that the term "related person" shall not include Gary Leger, Lou Purmort, Joseph Mendel, Richard J. Heckmann, Richard Bertea, Richard R. Kreitler, Richard Neslund, Charles B. Slack, Cliff Traff, Jr., Verne H. Winchell.

  F. "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, securities which entitle the Corporation to elect a majority of the Board of Directors of such corporation or which otherwise give to the Corporation the power to control such corporation.

  G. "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

                                  ARTICLE III
                               Registered Office

  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE IV
                                    Purpose

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE V
                           Authorized Capital Stock

  Section 1. Authorized Stock. The Corporation shall be authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is Sixteen Million (16,000,000) shares; the total number of shares of Preferred Stock shall be One Million (1,000,000) and each share shall have a par value of ten cents ($.10); and the total number of authorized shares of Common Stock shall be Fifteen Million (15,000,000) and each one shall have a par value of one cent ($.01).

  Section 2. Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and without limitation the rights with respect to dividends, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares thereof then outstanding. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

                                  ARTICLE VI
                              Number of Directors

  The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as determined in accordance with the Bylaws of the Corporation, as the same may be amended from time to time. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VII
                       Limitation of Director Liability

  To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                 ARTICLE VIII
                 No Actions by Written Consent of Shareholders

  No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

                                  ARTICLE IX
                           Call of Special Meetings

  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a majority of the members of the Board; provided, however, that where a proposal requiring stockholder approval is made by or on behalf of a Related Person or director affiliated with a Related Person, or where a Related Person otherwise seeks action requiring stockholder approval, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of stockholders for the purpose of considering such proposal or obtaining such approval. Such special meetings may not be called by any other person or persons or in any other manner.

                                   ARTICLE X
                       Amendment of Corporate Documents

  Section 1. Certificate of Incorporation. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the outstanding Voting Stock of the Corporation; provided, however, that if any such Change relates to Articles II, VI, VII, VIII, IX hereof or to this Article X, such Change must also be approved either (i) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or
(ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Voting Stock of the Corporation, and if the Change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of a majority of the Disinterested Shares.

  Subject to the foregoing, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.

  Section 2. Bylaws. Any proposed Change of the Bylaws of the Corporation must be approved either (i) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Voting Stock of the Corporation and, if the Change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of a majority of the Disinterested Shares.

  Subject to the foregoing, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of this Corporation, subject to any limitations expressed in such Bylaws.

                                  ARTICLE XI
                                Corporate Power

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE XII
                      Creditor Compromise or Arrangement

  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this

Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromises or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  The Board of Directors of this Corporation has duly authorized by resolution this restatement of the Corporation's Articles of Incorporation which restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the restated Certificate.

  This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, said UNITED STATES FILTER CORPORATION has caused this Restated Certificate of Incorporation to be signed by Richard J. Heckmann, its President and attested by Michael J. Reardon, its Secretary, as of the 14th day of March, 1991.

                                            /s/ Richard J. Heckmann
                                          -------------------------------
                                          Richard J. Heckmann, President

                                    Attest:   /s/ Michael J. Reardon
                                          -------------------------------
                                           Michael J. Reardon, Secretary

  The undersigned declare under penalty of perjury under the laws of the State of Delaware, that the instrument is the act and deed of the corporation, and that the facts stated therein are true.

  Executed at Whittier, California, as of March 14, 1991.

                                            /s/ Richard J. Heckmann
                                          -------------------------------------
                                          Richard J. Heckmann, President

                                             /s/ Michael J. Reardon
                                          -------------------------------------
                                           Michael J. Reardon, Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       UNITED STATES FILTER CORPORATION

  United States Filter Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

  FIRST: That Section 2 of Article V of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

    "Section 2. Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and without limitation the rights with respect to voting, dividends, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares thereof then outstanding. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series."

  SECOND: The amendment set forth has been duly approved by the Board of Directors of the Corporation and by the Stockholders entitled to vote thereon.

  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, I, the undersigned, being a Vice President of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, this 29th day of September, 1992.

                                          By: /s/ Donald L. Bergmann
                                             -------------------------------
                                                Donald L. Bergmann
                                                  Vice President

Attest: /s/ Dorrie B. Osborne
   -------------------------------
        Dorrie B. Osborne
       Assistant Secretary

                            CERTIFICATE RELATING TO
               CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS,
           AND LIMITATIONS OF PREFERRED STOCK FILED ON JULY 18, 1990

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

  United States Filter Corporation, a corporation organized and existing under the by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

  FIRST: That on July 18, 1990, the Corporation filed with the Secretary of State of Delaware a Certificate of Designation, Preferences, Rights and Limitations of Preferred Stock, $.10 Par Value of American Toxxic Control, Inc. ("Certificate of Designation"), the name of which corporation was subsequently changed to United States Filter Corporation. The Certificate of Designation authorized the issuance of 1,000,000 shares of Preferred Stock, $.10 par value ("Preferred Stock") of the Corporation.

  SECOND: That the Board of Directors of the Corporation, acting by a unanimous consent dated November 30, 1993, adopted the following resolution in respect of the shares subject to the Certificate of Designation:

    RESOLVED, that none of the authorized shares designated "Preferred Stock, $.10 par value," by virtue of the Certificate of Designation, Preferences, Rights and Limitations of Preferred Stock, $.10 Par Value of the Corporation filed with the Secretary of State of Delaware on July 18, 1990 are presently outstanding, and that none of such shares will be issued subject to such Certificate of Designation, Preferences, Rights and Limitations.

  THIRD: Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, upon its effectiveness, this certificate shall have the effect of eliminating from the Certificate of Incorporation of the Corporation, as amended, all matters set forth in the Certificate of Designation with respect to the Preferred Stock.

  IN WITNESS WHEREOF, United States Filter Corporation has caused this certificate to be signed by its Vice President and attested by its Assistant Secretary, and the undersigned affirms the foregoing as true and correct under the penalties of perjury as of this 30th day of November, 1993.

                                          UNITED STATES FILTER CORPORATION

                                          By: /s/ Donald L. Bergmann
                                              -------------------------------
                                                Donald L. Bergmann
                                                  Vice President

ATTEST:

By: /s/ Dorrie B. Osborne
  -------------------------------
 Dorrie B. Osborne Assistant
          Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       UNITED STATES FILTER CORPORATION

  United States Filter Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

  FIRST: That Section 1 of Article V of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

    "Section 1. Authorized Stock. The Corporation shall be authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is twenty-eight million (28,000,000) shares; the total number of authorized shares of Preferred Stock shall be three million (3,000,000) and each share shall have a par value of ten cents ($.10); and the total number of authorized shares of Common Stock shall be twenty-five million (25,000,000) and each share shall have a par value of one cent ($.01)."

  SECOND: That Article VI of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                  "ARTICLE VI
                     Numbers of Directors; Classification

    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1993 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, any vacancy in the Board of Directors that results from an increase in the number of directors shall be filled by only a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director may be removed only for cause by either the stockholders or by the vote of a majority of the directors then in office.

    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article VI, and the number of directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of the Article VI, in each case unless expressly provided by such terms."

  THIRD: The amendments set forth have been duly approved by the Board of Directors of the Corporation and by the Stockholders entitled to vote thereon.

  FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, I, the undersigned, being a Vice President of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, as of this 1st day of December, 1993.

                                          By: /s/ Donald L. Bergmann
                                             -------------------------------
                                                Donald L. Bergmann
                                                  Vice President

Attest: /s/ Dorrie B. Osborne
   ---------------------------
        Dorrie B. Osborne
       Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       UNITED STATES FILTER CORPORATION

  United States Filter Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

  FIRST: That Section 1 of Article V of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

   "Section 1. Authorized Stock. The Corporation shall be authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is seventy-eight million shares (78,000,000); the total number of shares of Preferred Stock shall be three million (3,000,000) and each share shall have a par value of ten cents ($.10); and the total number of authorized shares of Common Stock shall be seventy-five million (75,000,000) and each share shall have a par value of one cent ($.01)."

  SECOND: The amendment set forth has been duly approved by the Board of Directors of the Corporation and by the Stockholders entitled to vote thereon.

  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, I, the undersigned, being a Vice President of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, as of this 14th day of March, 1994.

                                          By: /s/ Kevin L. Spence
                                             -------------------------------
                                                Kevin L. Spence
                                                Vice President

Attest: /s/ Dorrie B. Osborne
   -------------------------------
        Dorrie B. Osborne
       Assistant Secretary

                          CERTIFICATE OF ELIMINATION
                                      OF
                       UNITED STATES FILTER CORPORATION

  United States Filter Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

  DOES HEREBY CERTIFY:

  FIRST: The name of the Corporation is United States Filter Corporation.

  SECOND: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted eliminating the designation of a "Series B Voting Convertible Preferred Stock" as set forth in the Certificate of Designations, Preferences, Rights and Limitations filed on October 3, 1994. The resolutions setting forth the elimination are as follows:

   NOW, THEREFORE, BE IT RESOLVED, that no shares of the Series B Voting Convertible Preferred Stock are outstanding; and

   RESOLVED FURTHER, that no shares of the Series B Voting Convertible Preferred Stock will be issued subject to that Certificate of Designations, Preferences, Rights and Limitations filed by the Company with the Delaware Secretary of State on October 3, 1994; and

   RESOLVED FURTHER, that a Certificate of Elimination be filed with the Delaware Secretary of State eliminating the designation of the Series B Voting Convertible Preferred Stock.

  THIRD: These resolutions were duly adopted in accordance with Section 151(g) of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, United States Filter Corporation has caused this Certificate to be executed by a duly authorized officer this 3rd day of November, 1995.

                                          UNITED STATES FILTER CORPORATION

                                          By: /s/ Damian C. Georgino
                                             ----------------------------------
                                                Damian C. Georgino
                                              Vice President, General
                                               Counsel and Secretary

                          CERTIFICATE OF ELIMINATION
                                      OF
                       UNITED STATES FILTER CORPORATION

  United States Filter Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

  DOES HEREBY CERTIFY:

  FIRST: The name of the Corporation is United States Filter Corporation.

  SECOND: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted eliminating the designation of a "Series A Voting Convertible Preferred Stock" as set forth in the Certificate of Designations, Preferences, Rights and Limitations filed on December 31, 1991. The resolutions setting forth the elimination are as follows:

   NOW, THEREFORE, BE IT RESOLVED, that no shares of the Series A Voting Convertible Preferred Stock are outstanding; and

   RESOLVED FURTHER, that no shares of the Series A Voting Convertible Preferred Stock will be issued subject to that Certificate of Designations, Preferences, Rights and Limitations filed by the Company with the Delaware Secretary of State on December 31, 1991; and

   RESOLVED FURTHER, that a Certificate of Elimination be filed with the Delaware Secretary of State eliminating the designation of the Series A Voting Convertible Preferred Stock.

  THIRD: These resolutions were duly adopted in accordance with Section 151(g) of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, United States Filter Corporation has caused this Certificate to be executed by a duly authorized officer this 14th day of June, 1996.

                                          UNITED STATES FILTER CORPORATION

                                          By: /s/ Damian C. Georgino
                                             ----------------------------------
                                                Damian C. Georgino
                                              Vice President, General
                                              Counsel and Secretarty